Annual Shareholders
                               Meeting Scheduled
                                  for April 15

Honeywell's annual meeting of shareholders will be held April 15 at the Wrigley Conference Center in Phoenix, Arizona, at 2 p.m. Eleven Directors will be elected to the Honeywell board of directors at the meeting, including, Michael Bonsignore and Giannantonio Ferrari. Shareholders will vote on the election of directors, the selection of Deloitte and Touche as the company's auditors, approval of the 1997 Honeywell Stock and Incentive Plan, and elimination of
Article XII of the Company's By-laws, which establishes a maximum amount of incentive compensation.

Notice of the annual meeting and proxy statements were mailed to shareholders beginning March 5. Employee shareholders are encouraged to vote their proxy cards and mail them promptly to Honeywell's transfer agent, ChaseMellon Shareholder Services. If you are a shareholder and a participant in the Honeywell Savings and Stock Ownership Plan, you will receive a single proxy card, covering shares in the plans and shares of record, registered in the same name.

To receive a proxy statement, send your name and mail station to: Proxy Request, c/o KATHY CURRAN at MN12-5292.